UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 21, 2006

PELICAN FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-14986 (Commission File Number)	58-2298215 (I.R.S. Employer ID Number)

3767 Ranchero Drive, Ann Arbor, Michigan  48108

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (734) 662-9733

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                                    Entry into a Material Definitive Agreement

ITEM 2.01.                                    Completion of Acquisition or Disposition of Assets

Pursuant to the Agreement and Plan of Reorganization dated as of November 30, 2005, as amended, among Pelican Financial, Inc. (“PFI”), Stark Bank Group, Ltd. (“Stark”) and SBG II, Ltd. (“SBG II”), a wholly owned subsidiary of Stark, the merger of PFI with and into SBG will be completed effective at 5:00 p.m. Eastern time on April 21, 2006.  Upon completion of the merger, PFI’s corporate existence will cease and SBG II will continue to operate as a privately held company.

In connection with the merger, the parties entered into an agreement pursuant to which Stark agreed to increase the threshold amount for costs incurred by PFI from $3.0 million to $3.2 million and the parties agreed to the calculation of PFI’s stockholders costs and the per share merger consideration.

As a result of the merger, each share of PFI common stock held at the effective time of the merger automatically will be converted into a right to receive a cash payment of approximately $5.72 per share.  In addition, holders may be entitled to receive up to an additional $0.20 per share upon release of funds from an escrow account established in connection with the merger.  Any cash held in escrow, after settlement of any claims of Stark covered by the escrow, will be paid to stockholders following termination of the escrow in February 2011.

Forward Looking Statements Safe Harbor

This Report contains comments or information that constitute forward-looking statements within the context of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve significant risks and uncertainties.  Actual results may differ materially from the results discussed in the forward-looking statements.  Factors that may cause such a difference include: risks that the merger will not be consummated on the terms disclosed or at all; risks resulting from the potential adverse effect on PFI’s business and operations of the covenants PFI made in the merger agreement; risks resulting from the decrease in the amount of time and attention that management can devote to PFI’s business while also devoting its attention to completing the proposed merger; risks associated with the increases in operating costs resulting from the additional expenses PFI has incurred and will continue to incur relating to the proposed merger; changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulations; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors included in PFI’s filings with the Securities and Exchange Commission, available free online via EDGAR at sec.gov. PFI assumes no responsibility to update forward-looking statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pelican Financial, Inc.

Dated: April 21 2006	/s/ Charles C. Huffman
Charles C. Huffman
President and Chief Executive Officer